Exhibit 99.1
ACM Research Reports First Quarter 2026 Results
FREMONT, Calif., May 07, 2026 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its first quarter ended March 31, 2026.

“We are off to a solid start in 2026, with revenue of $231 million, up 34% year-over-year, and shipments of $241 million, up 54% year-over-year. Growth in the quarter was driven by strong performance in ECP and advanced packaging applications, reflecting increasing customer adoption of our differentiated technologies in high performance applications,” said Dr. David Wang, President and Chief Executive Officer of ACM. “This quarter, at Semicon China, we announced the ACM Planetary Family, a unified portfolio that reflects ACM’s status as a global, multi-product company, serving a broad range of semiconductor manufacturing steps.”

Dr. Wang continued, “We expect 2026 to be a big year for new products at ACM. Our R&D over the past 5 years, together with our internal Lingang mini-line, is paying off with industry-leading offerings across several product categories enabling our global customers to solve their evolving production challenges. We expect incremental revenue contribution from Tahoe, single-wafer SPM and vertical furnace, and increased evaluations in our panel-level horizontal plating, low-pressure panel-level flux cleaning, track, and PECVD platforms. We are also taking additional steps to expand our capabilities in global markets, including the proposed Hong Kong listing of ACM Research (Shanghai), Inc., ACM’s principal operating subsidiary (“ACM Shanghai”) and the ramp-up of our Oregon facility later this year.”

“We are maintaining our 2026 revenue outlook for 21%-30% growth, supported by new product cycles, market share gains, and increasing engagement from global customers.” Dr. Wang concluded, “Our business has momentum, our strategy is working, and we remain firmly committed to delivering world-class innovative solutions to meet current and future requirements across a broad and expanding global customer base.”

	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2026	2025	2026	2025
	(dollars in thousands, except EPS)
Revenue	$231,263	$172,347	$231,263	$172,347
Gross margin	46.4%	47.9%	46.5%	48.2%
Income from operations	$36,177	$25,777	$41,798	$35,594
Net income attributable to ACM Research, Inc.	$17,307	$20,380	$24,334	$31,279
Basic EPS	$0.26	$0.32	$0.37	$0.49
Diluted EPS	$0.24	$0.30	$0.34	$0.46
(1)Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.
Outlook

ACM is maintaining its revenue guidance range of $1.08 billion to $1.175 billion for fiscal year 2026. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Exhibit 99.1
Operating Highlights and Recent Announcements
•Shipments. Total shipments in the first quarter of 2026 were $240.7 million, versus $156.7 million in the first quarter of 2025, up 53.6%. Total shipments include deliveries of repeat tools and deliveries of first tools awaiting customer acceptance for potential revenue recognition in future quarters.

•Shipped First PECVD SiCN System. ACM announced that it has shipped its first plasma-enhanced chemical vapor deposition (PECVD) silicon carbonitride (SiCN) system to a leading semiconductor manufacturer. As part of the Saturn Series within the ACM Planetary Family, the system met customer-defined process specifications in ACM’s Lingang lab and has been delivered to the customer site for final validation. Targeting advanced back-end-of-line (BEOL) requirements, the system further expands ACM’s capabilities in advanced packaging applications.

•Shipment of Advanced Packaging Equipment to Leading Global Customers. ACM completed, on schedule, shipments of its Ultra C vac-p panel-level advanced packaging vacuum cleaning system to a leading global semiconductor packaging manufacturer outside mainland China, and of its wafer-level advanced packaging systems to a leading OSAT customer in Singapore.

•Introduced ACM Planetary Family™ Product Portfolio Structure. ACM launched a unified, process‑based portfolio structure, the ACM Planetary Family, organizing its products into eight distinct families aligned with key semiconductor manufacturing steps, collectively referred to as the Eight Planets series.

•Sale of Shares of ACM Shanghai. On February 6, 2026, ACM completed the sale of approximately 4.8 million shares of ACM Shanghai, at a price of RMB160.00 per share (approximately $23.05 per share based on the exchange rate in effect on the date of the sale), generating approximately $110 million in gross proceeds and approximately $86 million net of taxes.

•ACM Shanghai Proposed H share listing in Hong Kong. On April 17, 2026, ACM Shanghai, announced a proposed issuance of overseas listed H shares and an application for a secondary listing on the Hong Kong Stock Exchange. The initiative is intended to strengthen ACM Shanghai’s capital base, enhance competitiveness, attract and retain talent, and further expand its international market presence.
•First Quarter 2026 Financial Summary
Unless otherwise noted, the following figures refer to the first quarter of 2026 and comparisons are with the first quarter of 2025.
•Revenue was $231.3 million, up 34.2%, reflecting growth from ECP (front-end and packaging), furnace and other technologies, and advanced packaging (excluding ECP), services & spares.
•Gross margin was 46.4% versus 47.9%. Non-GAAP gross margin, which excludes stock-based compensation, was 46.5% versus 48.2%. Gross margin was above the mid-point of ACM’s long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.
•Operating expenses were $71.1 million, an increase of 25.2%. Operating expenses as a percentage of revenue decreased to 30.7% from 32.9%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $65.8 million, up 38.5%. Non-GAAP operating expenses as a percentage of revenue increased to 28.4% from 27.6%.
•Operating income was $36.2 million, up 40.3% compared to $25.8 million. Operating margin was 15.6% compared to 15.0%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $41.8 million, up 17.4% compared to $35.6 million. Non-GAAP operating margin, which excludes stock-based compensation, was 18.1% compared to 20.7%.
•Unrealized loss on short-term investments was $1.4 million, compared to an unrealized loss of $1.1 million. Unrealized loss reflects the change in market value of the investments by ACM Shanghai. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.
•Income tax expense was $3.8 million, compared to $2.2 million.

Exhibit 99.1
•Net income attributable to ACM Research, Inc. was $17.3 million, compared to $20.4 million. Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $24.3 million, compared to $31.3 million.
•Net income per diluted share attributable to ACM Research, Inc. was $0.24, compared to $0.30. Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $0.34, compared to $0.46.
•Cash and cash equivalents, plus restricted cash and short-term time deposits were $1.25 billion at March 31, 2026, compared to $1.13 billion at December 31, 2025. Net cash, which excludes short-term and long-term borrowings, was $924.2 million at March 31, 2026, versus $844.5 million at December 31, 2025.
Conference Call Details

A conference call to discuss results will be held on Thursday, May 7, 2026, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register-conf.media-server.com/register/BI67a35ea588fa4ef486e4e5460faf9982
Participants who have not pre-registered may join the webcast by accessing the link at ir.acmr.com/news-events/events.
A live and archived webcast will be available on the Investors section of the ACM website at www.acmr.com.
Use of Non-GAAP Financial Measures
ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”
ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.
While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.
Forward-Looking Statements
Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied

Exhibit 99.1
by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.
About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.
© ACM Research, Inc. Ultra C, ACM Planetary Family and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.
For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360) 808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

Exhibit 99.1
ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$872,269	$757,373
Restricted cash	21,866	8,589
Short-term time deposits	358,237	366,591
Short-term investment	34,662	35,524
Accounts receivable, net	526,507	504,250
Other receivables	53,595	48,655
Inventories, net	737,995	702,631
Advances to related parties	870	2,500
Prepaid expenses and other current assets	13,352	10,567
Total current assets	2,619,353	2,436,680
Property, plant and equipment, net	324,020	314,830
Operating lease right-of-use assets, net	17,060	17,925
Intangible assets, net	2,722	2,847
Deferred tax assets	30,224	29,389
Long-term investments	68,467	66,035
Other long-term assets	4,052	4,479
Total assets	$3,065,898	$2,872,185
Liabilities and Equity
Current liabilities:
Short-term borrowings	$93,981	$74,041
Current portion of long-term borrowings	13,302	35,082
Related parties accounts payable	31,791	32,060
Accounts payable	208,867	215,440
Advances from customers	168,825	187,809
Deferred revenue	10,954	17,388
Income taxes payable	24,780	991
FIN-48 payable	28,308	27,719
Other payables and accrued expenses	160,075	150,396
Current portion of operating lease liability	4,795	4,786
Total current liabilities	745,678	745,712
Long-term borrowings	220,858	178,930
Long-term operating lease liability	4,125	5,069
Other long-term liabilities	11,765	11,965
Total liabilities	982,426	941,676
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	1,194,786	1,115,504
Retained earnings	367,735	350,428
Statutory surplus reserve	34,164	34,164
Accumulated other comprehensive loss	(15,182)	(35,740)
Total ACM Research, Inc. stockholders’ equity	1,581,510	1,464,363
Non-controlling interests	501,962	466,146
Total equity	2,083,472	1,930,509
Total liabilities and equity	$3,065,898	$2,872,185

Exhibit 99.1
ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$231,263	$172,347
Cost of revenue	124,025	89,797
Gross profit	107,238	82,550
Operating expenses:
Sales and marketing	20,688	16,343
Research and development	36,549	27,503
General and administrative	13,824	12,927
Total operating expenses	71,061	56,773
Income from operations	36,177	25,777
Interest income	4,719	3,339
Interest expense	(1,933)	(1,558)
Unrealized loss on short-term investments	(1,406)	(1,082)
Other expense, net	(9,300)	(262)
Income from equity method investments	1,749	952
Income before income taxes	30,006	27,166
Income tax expense	(3,771)	(2,153)
Net income	26,235	25,013
Less: Net income attributable to non-controlling interests	8,928	4,633
Net income attributable to ACM Research, Inc.	$17,307	$20,380
Comprehensive income:
Net income	$26,235	$25,013
Foreign currency translation adjustment, net of tax of nil	27,797	1,750
Comprehensive Income	54,032	26,763
Less: Comprehensive income attributable to non-controlling interests	16,167	4,957
Comprehensive income attributable to ACM Research, Inc.	$37,865	$21,806

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.26	$0.32
Diluted	$0.24	$0.30

Weighted average common shares outstanding used in computing per share amounts:
Basic	65,804,254	63,267,834
Diluted	69,769,907	66,952,774

Exhibit 99.1
ACM RESEARCH, INC.
Total Revenue by Product Category

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$122,482	$129,569
ECP (front-end and packaging), furnace and other technologies	84,239	27,630
Advanced packaging (excluding ECP), services & spares	24,542	15,148
Total Revenue By Product Category	$231,263	$172,347

Exhibit 99.1
ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended March 31,
	2026				2025
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$231,263	$-	$-	$231,263	$172,347	$-	$-	$172,347
Cost of revenue	(124,025)	(348)	-	(123,677)	(89,797)	(529)	-	(89,268)
Gross profit	107,238	(348)	-	107,586	82,550	(529)	-	83,079
Gross margin	46.4%	0.1%	-	46.5%	47.9%	0.3%	-	48.2%
Operating expenses:
Sales and marketing	(20,688)	(1,492)	-	(19,196)	(16,343)	(2,157)	-	(14,186)
Research and development	(36,549)	(1,842)	-	(34,707)	(27,503)	(2,775)	-	(24,728)
General and administrative	(13,824)	(1,939)	-	(11,885)	(12,927)	(4,356)	-	(8,571)
Total operating expenses	(71,061)	(5,273)	-	(65,788)	(56,773)	(9,288)	-	(47,485)
Income (loss) from operations	36,177	(5,621)	-	41,798	25,777	(9,817)	-	35,594
Unrealized loss on short-term investments	(1,406)	-	(1,406)	-	(1,082)	-	(1,082)	-
Net income (loss) attributable to ACM Research, Inc.	$17,307	$(5,621)	$(1,406)	$24,334	$20,380	$(9,817)	$(1,082)	$31,279
Basic EPS	$0.26			$0.37	$0.32			$0.49
Diluted EPS	$0.24			$0.34	$0.30			$0.46